EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

GMAM ABSOLUTE RETURN STRATEGY FUND I, a series of GMAM ABSOLUTE RETURN

STRATEGIES FUND, LLC

Tendered Pursuant to the Offer to Purchase

Dated March 3, 2014

THE OFFER WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY BNY MELLON ASSET SERVICING BY

12:00 MIDNIGHT, EASTERN TIME, ON MARCH 31, 2014,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

GMAM Absolute Return Strategies Fund, LLC

c/o BNY Mellon Asset Servicing

P.O. Box 220, Claymont, DE 19703

Attention: Tender Offer Administrator – GMAM ARS

Phone: (888) 697-9661 or (866) 306-0232

Fax: (302) 791-2790 Attention: Tender Offer Administrator – GMAM ARS

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its outstanding units of interest in GMAM Absolute Return Strategy Fund I, a series of GMAM Absolute Return Strategies Fund, LLC (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                     .

Such tender was in the amount of:

☐	The undersigned’s entire outstanding units of interest.

☐	A portion of the undersigned’s outstanding units of interest expressed as a specific dollar value.

$

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

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